UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCW	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Deal as Senior Vice President and Chief Operating Officer

On July 15, 2026, Hycroft Mining Holding Corporation (the “Company”) announced that it has appointed Michael Deal as Senior Vice President and Chief Operating Officer, effective August 24, 2026. Mr. Deal brings more than 20 years of operating and technical leadership experience across complex, multi-asset gold and silver operations in North America, with a proven track record of building, scaling, and optimizing operations through disciplined capital allocation, technical rigor, and operational excellence. Most recently, from June 2021 to the present, Mr. Deal served as Vice President, Operations at First Majestic Silver, where he provided enterprise leadership across a portfolio of operating mines and development assets and served as Executive Lead for the integration of a $1 billion acquisition. He also directed annual capital programs exceeding $300 million while improving production, safety performance, and operating discipline. Mr. Deal previously held senior operating and technical leadership roles with Nevada Gold Mines, OceanaGold, Romarco Minerals, and Newmont Corporation, spanning open-pit and underground mining, heap leaching, milling, flotation, roasting, autoclave processing, and refractory ore treatment. Mr. Deal serves on the SME Foundation Board of Directors and has previously served on the Nevada Mining Association Board of Directors and the Nevada Mineral Processing Division Board. He is a Registered Member and Qualified Person (QP) with the Society for Mining, Metallurgy & Exploration (SME). Mr. Deal holds a Bachelor of Science degree in Chemical Engineering with a minor in Economics from the Colorado School of Mines and an MBA from Arizona State University.

There are no family relationships between Mr. Deal and any director or executive officer of the Company, and there are no transactions between Mr. Deal and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Board of Directors of the Company approved Mr. Deal’s appointment as Senior Vice President and Chief Operating Officer on June 26, 2026, and the Company elected to delay the filing of the disclosure of his appointment until the public announcement of his appointment in accordance with the instruction to paragraph (c) of Item 5.02(c) of Form 8-K.

Employment Agreement with Mr. Deal

On July 9, 2026, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Deal in connection with his appointment as the Company’s Senior Vice President and Chief Operating Officer, effective August 23, 2026. Pursuant to the Employment Agreement, Mr. Deal will receive an initial annual base salary of $425,000, subject to annual review by the Board of Directors or the Compensation Committee. Mr. Deal will also be eligible to participate in the Company’s annual cash incentive program, with a target annual bonus opportunity equal to 70% of his base salary and a maximum payout of 150% of target, based on the achievement of individual and corporate performance objectives established by the Board or the Compensation Committee. Notwithstanding his August 2026 start date, Mr. Deal will be eligible to receive a full, non-prorated annual bonus opportunity for fiscal year 2026, subject to the applicable performance criteria.

The Employment Agreement also provides that Mr. Deal will be eligible to participate in the Company’s employee benefit plans and equity incentive plans made available to senior executive officers, including the Company’s 2025 Performance and Incentive Pay Plan. Equity awards granted to Mr. Deal will provide for accelerated vesting upon certain qualifying terminations of employment in connection with a change in control of the Company. Mr. Deal is also entitled to a one-time signing bonus of $150,000, payable within 30 days following his employment commencement date, subject to repayment on a declining pro rata basis if his employment is terminated by the Company for cause or by Mr. Deal without good reason within 18 months following the effective date of his employment.

The Employment Agreement provides for severance benefits if Mr. Deal’s employment is terminated by the Company without cause or if he resigns for good reason, subject to his execution and non-revocation of a customary release of claims. If such termination occurs before the six-month anniversary of his employment commencement date, Mr. Deal will be entitled to continued payment of his base salary for six months and continued coverage under the Company’s medical, dental, life and disability plans for six months. If such termination occurs on or after the six-month anniversary of his employment commencement date, he will be entitled to continued payment of his base salary for twelve months and continued coverage under the Company’s medical, dental, life and disability plans for twelve months. If, within the period beginning 90 days before and ending one year following a change in control of the Company, Mr. Deal’s employment is terminated by the Company without cause or he resigns for good reason, subject to his execution and non-revocation of a release of claims, he will be entitled to a lump-sum cash payment equal to 1.5 times his annual base salary, a lump-sum cash payment equal to 1.5 times his annual bonus (determined as provided in the Employment Agreement), continued coverage under the Company’s medical, dental, life and disability plans for 18 months, and accelerated vesting of his outstanding equity awards under qualifying circumstances.

The Employment Agreement also contains customary confidentiality, assignment of inventions, non-solicitation and non-competition covenants.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on July 15, 2026, announcing the appointment of Mr. Deal. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Employment Agreement with Michael J. Deal dated July 9, 206.
99.1	Press Release dated July 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 15, 2026	Hycroft Mining Holding Corporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel